UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2017 (October 30, 2017)

AAC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36643	35-2496142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Powell Place Brentwood, Tennessee		37027
(Address of Principal Executive Offices)		(Zip Code)

(615) 732-1231

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

(d)	Election of Directors.

On October 30, 2017, W. Larry Cash was appointed to the board of directors (the “Board”) of AAC Holdings, Inc. (the “Company”), effective immediately.

In May 2017, Mr. Cash retired as President of Financial Services and Chief Financial Officer of Community Health Systems, Inc., and also resigned as a member of its board of directors. Mr. Cash previously served as Vice President and group Chief Financial Officer of Columbia/HCA Healthcare Corporation and, prior to that, spent 23 years at Humana Inc. Mr. Cash is currently a member of the board of directors of Cross Country Healthcare, Inc., a provider of nurse and allied staffing services, multi-specialty locum tenens services, and other human capital management services in the healthcare industry, and serves on its audit (chair) and compensation committees.

Mr. Cash will serve as a member of the Board’s Audit Committee. The Board has determined that Mr. Cash is an “independent” director under applicable Securities and Exchange Commission (the “SEC”) and New York Stock Exchange rules and is an “audit committee financial expert,” as such term is defined under applicable SEC rules. There are no family relationships between Mr. Cash and any director or other executive officer of the Company nor are there any transactions between Mr. Cash or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the SEC. Further, there is no arrangement or understanding between Mr. Cash and any other persons or entities pursuant to which Mr. Cash was appointed as a director of the Company.

Mr. Cash will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the caption “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 12, 2017.

Item 7.01.	Regulation FD Disclosure.

On November 1, 2017, the Company issued a press release (the “Press Release”) announcing the appointment of Mr. Cash to the Board. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC.

	By:	/s/ Michael T. Cartwright
Michael T. Cartwright
Chairman and Chief Executive Officer
Date: November 1, 2017